UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): September 15, 2005


                             SmartServ Online, Inc.
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             (Exact Name of Registrant as Specified in its Charter)


           Delaware                       0-28008             13-3750708
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(State or Other Jurisdiction of        (Commission          (I.R.S. Employer
 Incorporation or Organization)        File Number)        Identification No.)



2250 Butler Pike, Suite 150, Plymouth Meeting, Pennsylvania          19462
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        (Address of Principal Executive Offices)                  (Zip Code)


       Registrant's Telephone Number, Including Area Code: (610) 397-0689


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(a)   Not applicable

(b) Timothy G. Wenhold, a Director, resigned from the Board of Directors of the Company effective September 15, 2005. Mr. Wenhold continues as a executive officer of the Company.

(c)   Not applicable

(d) Robert Hartnett has been elected as a Director by the Board of Directors of the Company to fill the vacancy created by Mr. Wenhold's resignation. Mr. Hartnett's election was effective September 15, 2005, and he will be a Class I Director. The Board has not yet assigned Mr. Hartnett to any committees of the Board. The Company will file an amendment hereto containing information to Mr. Hartnett's committee assignments, if any, within four business days after the information is determined or becomes available. There has been no transaction during the last two years, or proposed transaction, to which the Company was or is a party, in which Mr. Hartnett had or is to have a direct or indirect material interest.

ITEM 9.01.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)   Not applicable.

(b)   Not applicable.

(c)   Not applicable.

(d)   Exhibits - None.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                SMARTSERV ONLINE, INC.



Dated:  September 20, 2005      By: /s/ Len von Vital
                                    -------------------------------------
                                    Len von Vital,
                                    Chief Financial Office